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                                                                     EXHIBIT 8.2

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OSLER,                            Osler, Hoskin & Harcourt LLP
HOSKIN &
HARCOURT                          BARRISTERS & SOLICITORS

                                  Suite 1900, 333 -- 7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z1
                                  T 403-260-7000 F 403-260-7024 osler.com

                                  CALGARY  TORONTO  OTTAWA   MONTREAL   NEW YORK

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                                                              D.H. Watkins, Q.C.
                                                     Direct Dial: (403) 260-7074
                                                              dwatkins@osler.com


July 13, 2001




TO:      Abraxas Petroleum Corporation

              RE: OFFER TO ACQUIRE SHARES OF GREY WOLF EXPLORATION INC.

         We hereby consent to the use of our name in the Offer by Abraxas Acquisition Corporation to acquire all of the issued and outstanding shares of Grey Wolf Exploration Inc., and the related Take-Over Bid Circular, Proxy Statement and Prospectus.

         Subject to the assumptions and limitations set out therein, the opinion contained in "United States and Canadian Income Tax Consequences-- Canadian Federal Income Tax Considerations" and the comments in "Description of the Offer--Qualified Investments" and "Description of the Offer--Foreign Property" fairly describe the material results under the INCOME TAX ACT (Canada) that will generally apply to Grey Wolf shareholders who accept the Offer.

                                         Yours truly,



                                         /s/  D.H. Watkins
                                         OSLER, HOSKIN & HARCOURT LLP
                                         Per:  D.H. Watkins, Q.C.

DHW:mrh